Exhibit 99.1

CONTACT:

VIVUS, Inc.	Vida Communication
Timothy E. Morris	Stephanie Diaz & Tim Brons
Chief Financial Officer	415-675-7400
650-934-5200

FOR IMMEDIATE RELEASE

VIVUS to Present at the ThinkEquity Partners 4th Annual Growth Conference

MOUNTAIN VIEW, Calif., September 11, 2006 — VIVUS, Inc. (NASDAQ: VVUS), a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products addressing obesity and sexual health, today announced that Leland F. Wilson, President and CEO, will present at the ThinkEquity Partners 4th Annual Growth Conference. The conference will be held at The Ritz-Carlton San Francisco from Monday, September 11th to Thursday, September 14th.

Mr. Wilson will deliver the VIVUS presentation on Thursday, September 14th at 9:30 am local time in Salon V. A breakout session will immediately follow the initial presentation at 10:00 am. A live webcast and 30-day archive of the presentation can be accessed at http://www.vivus.com.

On September 7, 2006, ThinkEquity analyst, Adnan Butt, initiated coverage of VIVUS. Copies of this report can be obtained through ThinkEquity.

About VIVUS

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of next-generation therapeutic products addressing obesity and sexual health. VIVUS has four products that are positioned to enter Phase 3 clinical trials, and one product that has completed Phase 3 evaluation, for which an NDA is anticipated to be submitted to the U.S. Food and Drug Administration (FDA) in the second half of 2006. The investigational pipeline includes: Qnexa™, for which a Phase 2 study has been completed for the treatment of obesity; ALISTA™, for which a Phase 2B study is ongoing for the treatment of Female Sexual Arousal Disorder (FSAD); Testosterone MDTS®, for which a Phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD); Evamist™, for which a Phase 3 study has been completed for the treatment of menopausal symptoms; avanafil, for which a Phase 2 study has been completed for the treatment of erectile dysfunction (ED); and, MUSE®, which is approved and currently on the market for the treatment of ED. For more information on clinical trials and products, please visit the company’s web site at www.vivus.com.

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389   www.vivus.com

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on VIVUS’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; reliance on sole source suppliers; limited sales and marketing efforts and dependence upon third parties; risks related to the development of innovative products; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical studies discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. VIVUS does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2005 and periodic reports filed with the Securities and Exchange Commission.

###

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389   www.vivus.com